Exhibit 99.3

ASSIGNMENT AND ASSUMPTION
OF MEMBERSHIP INTERESTS
THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”), effective as of July 10, 2018, is made to Hines International, LLC, a Delaware limited liability company (“Assignee”) by Hines REIT Properties, L.P., a Delaware limited partnership (“Assignor”), as follows:
W I T N E S S E T H:
WHEREAS, Assignor owns all of the membership interests (the “Subsidiary Interests”) in Araucaria LLC, a Delaware limited liability company (“Araucaria LLC”);
WHEREAS, Araucaria LLC exists under that certain Limited Liability Company Agreement for Araucaria LLC dated as of September 30, 2005 (as amended from time to time, the “Operating Agreement”);
WHEREAS, Assignor has agreed to convey to Assignee, and Assignee has agreed to acquire from Assignor, the Subsidiary Interests;
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignment. As consideration for this Assignment, Assignee shall pay to Assignor the total sum of $665.00 in cash or other immediately available funds on the date hereof (the “Purchase Price”). Subject to the payment of the full Purchase Price by Assignee to Assignor, Assignor hereby unconditionally assigns, conveys, transfers and sets over unto Assignee the Subsidiary Interests, together with all rights and title appurtenant thereto, including, without limitation, all rights to any distributions made with respect to such Subsidiary Interests.
2.    Assumption. Assignee hereby accepts the assignment of the Subsidiary Interests hereby assigned, agrees to be bound by the terms of the Operating Agreement, and assumes the performance of the obligations of Assignor under the Operating Agreement arising from and after the date of this Assignment. Notwithstanding anything in the Operating Agreement to the contrary, Assignee is hereby admitted to Araucaria LLC as a member of Araucaria LLC, effective immediately prior to the transfer of the Subsidiary Interests pursuant to this Assignment.
3.    Ceasing to be a Member of the Company. Assignor hereby ceases to be a member of Araucaria LLC, effective as of the date hereof immediately following admission of Assignee as a member of Araucaria LLC.
4.    Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.
5.    Governing Law. This Assignment shall be construed and enforced in accordance with the internal laws of the State of Delaware (without regard to conflicts of law).
6.    No Third Party Beneficiary. Nothing in this Assignment, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and their respective successors and assigns.

7.    Facsimile/.PDF; Counterparts. This Assignment may be executed in multiple counterparts, all of which when taken together shall constitute one instrument, and may be delivered by facsimile or electronic mail via a .PDF file or similar file format (which signatures shall be deemed original and binding signatures upon transmission of such signatures by a party).
8.    Dissolution. Notwithstanding anything in the Operating Agreement to the contrary, upon the assignment of Subsidiary Interests pursuant to this Assignment, Araucaria LLC shall continue without dissolution.
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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date first written above.

ASSIGNOR:

HINES REIT PROPERTIES, L.P.

By: Hines Real Estate Investment Trust, Inc., its general partner

By:    /s/ Kevin L. McMeans
Name:    Kevin L. McMeans
Title:    Asset Management Officer

ASSIGNEE:

HINES INTERNATIONAL, LLC

By:    JCH Investments, Inc., its member

By:    /s/ Keith Montgomery
Name:    Keith Montgomery
Title:    Senior Vice President/Assistant Secretary

NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES REIT PROPERTIES, L.P., a Delaware limited partnership (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor’s U.S. employer identification number is 20-02000127; and
3.    Transferor’s office address is
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
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TRANSFEROR:

HINES REIT PROPERTIES, L.P.

By: Hines Real Estate Investment Trust, Inc.,
its general partner

By:    /s/ Kevin L. McMeans
Name:    Kevin L. McMeans
Title:    Asset Management Officer